UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Swift Transportation Co., Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SWIFT TRANSPORTATION CO., INC.
2200 South 75th Avenue
Phoenix, Arizona 85043

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 26, 2005

To Our Stockholders:
      The 2005 Annual Meeting of Stockholders of Swift Transportation Co., Inc. will be held at our headquarters at 2200 South 75th Avenue, Phoenix, Arizona 85043, on May 26, 2005, beginning at 10:00 a.m. local time. At the Annual Meeting, stockholders will act on the following matters:

•	Election of three Class III Directors, each for a term of three years, and one Class I Director, for a term of one year;

•	Approval of the adoption of the Swift Transportation, Inc. 2005 Non-Employee Director Stock Option Plan;

•	Ratification of the selection of KPMG LLP as the Company’s independent auditor for fiscal year 2005; and

•	Any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof. Management is presently aware of no other business to come before the Annual Meeting.
      Each outstanding share of Swift Common Stock entitles the holder of record at the close of business on April 4, 2005, to receive notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Shares of Common Stock can be voted at the Annual Meeting only if the holder is present in person or by valid proxy. We have enclosed a copy of our Proxy Statement and our 2004 Annual Report to Stockholders, which includes certified financial statements. Management cordially invites you to attend the Annual Meeting.
IF YOU PLAN TO ATTEND:
Please note that space limitations make it necessary to limit attendance to stockholders and one guest. Registration and seating will begin at 9:00 a.m. Complimentary parking is available at our offices. Stockholders holding stock in brokerage accounts (“street name” holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

By Order of the Board of Directors

Jerry Moyes
Chairman of the Board and
Chief Executive Officer
Phoenix, Arizona
April 15, 2005
IMPORTANT
Whether or not you expect to attend in person, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares by telephone, via the Internet or by signing, dating and returning the enclosed proxy card will save the company the expenses and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. Submitting your Proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your Proxy is revocable at your option. Your vote is important, so please act today!

SWIFT TRANSPORTATION CO., INC.
2200 South 75th Avenue
Phoenix, Arizona 85043

PROXY STATEMENT

       This Proxy Statement contains information related to the 2005 Annual Meeting of Stockholders (the “Annual Meeting”) of Swift Transportation Co., Inc. (“Swift” or the “Company”) to be held on May 26, 2005, at 10:00 a.m. local time, at our headquarters located at 2200 South 75th Avenue, Phoenix, Arizona 85043, or at such other time and place to which the Annual Meeting may be adjourned or postponed. THE ENCLOSED PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF SWIFT. The proxy materials relating to the Annual Meeting are first being mailed to stockholders entitled to vote at the meeting on or about April 22, 2005.
ABOUT THE MEETING
What is the Purpose of the Annual Meeting?
      At the Annual Meeting, stockholders will act upon the matters outlined in the accompanying Notice of Annual Meeting of Stockholders. In addition, management will report on the performance of Swift during fiscal 2004 and respond to questions from stockholders.
Who is Entitled to Vote?
      Only stockholders of record at the close of business on April 4, 2005 (the “Record Date”), are entitled to receive notice of the Annual Meeting and to vote the shares of Common Stock that they held on that date at the Annual Meeting, or any postponement or adjournment of the Annual Meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.
Who can Attend the Annual Meeting?
      All stockholders as of the close of business on the Record Date, or their duly appointed proxies, may attend the Annual Meeting, and each may be accompanied by one guest. Registration and seating will begin at 9:00 a.m. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.
      Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date and check in at the registration desk at the Annual Meeting.
What Constitutes a Quorum?
      The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum, permitting Swift to conduct its business at the Annual Meeting. As of the Record Date, 72,143,671 shares of Common Stock were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting.

How Do I Vote?
      You can vote on matters to come before the Annual Meeting in two ways:
      1.     You can attend the Annual Meeting and cast your vote in person; or
      2.     You can vote by telephone, via the Internet, or by completing, dating and signing the enclosed proxy card and returning it in the enclosed postage-paid envelope. If you do so, you will authorize the individuals named on the proxy card, referred to as the proxies, to vote your shares according to your instructions or, if you provide no instructions, according to the recommendation of the Board of Directors. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Please do not return the enclosed proxy card if you are voting by telephone or over the Internet. For further instructions on voting by telephone or via the Internet, please see the enclosed proxy card.
What if I Vote and Then Change my Mind?
      You may revoke your proxy at any time before it is exercised by:

•	sending written notice of revocation to the Secretary of Swift at P.O. Box 29243, Phoenix, Arizona, 85038-9243; or

•	sending in another duly executed proxy bearing a later date; or

•	attending the Annual Meeting and casting your vote in person.
      Your last vote will be the vote that is counted.
What are the Board’s Recommendations?
      The Board recommends that you vote FOR election of the nominated slate of directors (see page 3), FOR approval of the adoption of the Swift Transportation, Inc. 2005 Non-Employee Director Stock Option Plan (see page 25) and FOR approval of ratification of the independent auditor (see page 27). Unless you give other instructions by telephone, via the Internet or on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the Board’s recommendation. With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.
What Vote is Required to Approve Each Item?
      Election of Directors. The four nominees who receive the most votes for the relevant classes will be elected to the Board of Directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. A broker “non-vote” (DISCUSSED BELOW) will also have no effect on the outcome since only a plurality of votes actually cast is required to elect a director.
      Approval of Adoption of 2005 Non-Employee Director Stock Option Plan; Approval of Ratification of the Independent Auditor. Approval of adoption of the Swift Transportation, Inc. 2005 Non-Employee Director Stock Option Plan and ratification of the independent auditor requires the affirmative vote of the holders of a majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on such matters; provided, however, that if the shares of stock so represented are less than the number required to constitute a quorum, the affirmative vote must be such as would constitute a majority if a quorum were present. A properly executed proxy marked “ABSTAIN” or a broker “non-vote” (DISCUSSED BELOW) will not be counted as votes cast or as votes entitled to be cast on the matters and will have no effect on the result of the vote, although they will count toward the presence of a quorum.
      Effect of Broker Non-Votes. If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may elect not to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such broker “non-votes” will, however, be counted in determining whether there is a quorum.
Who Will Bear the Costs of this Proxy Solicitation?
      We will bear the cost of solicitation of proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding Common Stock. We may solicit proxies by mail, personal interview, telephone, telegraph or via the Internet.
INFORMATION CONCERNING DIRECTORS, NOMINEES AND OFFICERS
      THIS SECTION GIVES BIOGRAPHICAL INFORMATION ABOUT OUR DIRECTORS AND DESCRIBES THEIR MEMBERSHIP ON BOARD COMMITTEES, THEIR ATTENDANCE AT MEETINGS AND THEIR COMPENSATION.
What is the Makeup of the Board of Directors?
      The Board presently consists of eleven members. Our Amended and Restated Articles of Incorporation provide that our Board be divided into three classes that serve staggered three-year terms. The stockholders elect approximately one-third of the Board of Directors each year. Vacancies on the Board may be filled only by the Board. A director elected to fill a vacancy holds office until the next annual meeting of stockholders and until such director’s successor is elected and qualified, or until his or her earlier death, resignation or removal. There are currently four Class I Directors, three Class II Directors, and four Class III Directors.
      There are four existing directors in Class III whose term of office expires in 2005: William F. Riley III, Karl Eller, Paul M. Mecray, III and Karen E. Rasmussen. If elected at the Annual Meeting, each of the three Class III nominees identified below would serve until the 2008 Annual Meeting and until his or her successor is elected and qualified, or until such director’s earlier death, resignation or removal. If elected at the Annual Meeting, Robert W. Cunningham, a Class I Director, would serve until the 2006 Annual Meeting and until his successor is elected and qualified, or until his earlier death, resignation or removal.
      The Board has determined that all non-employee nominees for the Board (three of the four nominees) are “independent” as that term is defined by SEC regulations and Rule 4200(a)(15) of the Nasdaq listing standards. In making this determination, the Board considered transactions and relationships between each director or his or her immediate family and the Company. This purpose of this review was to determine whether any such relationships or transactions were material and, therefore, inconsistent with a determination that the director is independent. As a result of this review, the Board affirmatively determined based on its understanding of such transactions and relationships that all of the directors nominated for election at the Annual Meeting are independent, with the exception of Mr. Cunningham.
Are There any Directors who are not Standing for Re-Election?
      Yes. William F. Riley III, a Class III Director, is not standing for re-election.
Election of Directors (Proposal No. 1)
      For Term Expiring at 2008 Annual Meeting — Class III
      The Board of Directors has nominated Karl Eller, Paul M. Mecray, III and Karen E. Rasmussen for election as Class III Directors at the Annual Meeting. Each nominee will be elected to serve until the 2008 Annual Meeting of Stockholders or until his or her successor has been duly elected and qualified or such director’s resignation or removal, whichever first occurs.

      Nominees in Class III standing for election are:

Karl Eller, 76	Director Since 2004
      Karl Eller has served as a director of Swift since March 2004. Mr. Eller has served as the Chairman and Chief Executive Officer of The Eller Company since 2002. Mr. Eller was the founder of Eller Media Company, a subsidiary of Clear Channel Communications Inc., and served as its Chairman and Chief Executive Officer from 1995 until 2001. Mr. Eller has over 40 years of experience in the outdoor advertising industry. He was appointed as a director of Clear Channel in April 1997 in connection with Clear Channel’s acquisition of Eller Media Company. Mr. Eller also founded the Phoenix Suns and was named to the NCAA Board of Directors in 2001.

Paul M. Mecray, III, 66	Director Since 2004
      Paul M. Mecray, III has served as a director of Swift since March 2004. Mr. Mecray is a retired Partner of Wellington Management Company, LLP where he served 35 years as Assistant Portfolio Manager of Vanguard Windsor Fund and, subsequently, as Global Research Analyst specializing in Trucking, Oilfield Service, and Engineering/ Construction industries plus Middle East geopolitics. Mr. Mecray graduated from Princeton University in 1960 with an AB in Geology and holds an MBA from the Wharton School at the University of Pennsylvania in 1962. Mr. Mecray was employed at Atlantic Richfield Company from 1963 to 1968 before joining Wellington. He is a member, and former President, of both the National Association of Petroleum Investment Analysts and The Financial Analysts of Philadelphia. He currently serves as a Trustee of The Bryn Mawr (PA) Presbyterian Church.

Karen E. Rasmussen, 59	Director Since 2005
      Karen E. Rasmussen has served as a director of Swift since March 2005. Ms. Rasmussen has served since 2001 as the President and Chief Executive Officer of the Arizona Trucking Association (ATA), a non-profit trade association made up of trucking, busing, distribution and supplier businesses that operate within the state. Prior to serving at ATA, Ms. Rasmussen served as Director of Government Relations for Ryder System, Inc., a Fortune 500 commercial truck leasing and logistics company, representing Ryder on state governmental issues affecting the company’s operations in 46 states. She also handled environmental, transportation and tax issues at the federal level and managed the Ryder Political Action Committee. Before joining Ryder, Ms. Rasmussen spent nearly 13 years with the California Trucking Association, where she held a number of positions, including Director of Governmental Affairs, Director of Policy and Vice President. Ms. Rasmussen has represented the trucking industry for more than two decades on dozens of issues ranging from deregulation to safety to the environment. Ms. Rasmussen also serves on the Board of Directors of HELP, Inc., the entity that oversees the nation’s largest truck pre-clearance program, PrePass. Ms. Rasmussen holds a B.A. in Journalism from the University of Central Oklahoma and a Certificate in Association Management from Stanford University.
      For Term Expiring at 2006 Annual Meeting — Class I
      The Board of Directors has nominated Robert W. Cunningham for election as a Class I Director at the Annual Meeting. The nominee will be elected to serve until the 2006 Annual Meeting of Stockholders or until his successor has been duly elected and qualified or his resignation or removal, whichever first occurs.
      The nominee in Class I standing for election is:

Robert W. Cunningham, 50	Director Since 2004
      Robert W. Cunningham has served as President and Chief Operating Officer and a director of Swift since November 2004. Mr. Cunningham served as Executive Vice President of Sales & Marketing for Swift from 1985 to 1997. Since that time, Mr. Cunningham owned and operated Cunningham Commercial Vehicles, one of the nation’s most successful commercial truck dealerships. As the Arizona Freightliner, Sterling and Western Star franchisee, Cunningham Commercial Vehicles had annual revenues in excess of $300 million. Mr. Cunningham has worked in the transportation industry for his entire career beginning in 1973 with

IML Freight Lines and six years as a Vice President with Motor Cargo prior to joining Swift. Mr. Cunningham is a 1976 graduate of the University of Utah with a BS in Marketing.
      Each of the nominees has consented to serve a three-year term in the case of the Class III nominees and the remaining one-year term in the case of the Class I nominee, who will be up for election at next year’s annual meeting. If any of them should become unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.
      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ELECTION OF EACH OF THE DIRECTOR NOMINEES.
Continuing Directors for Term Expiring at 2007 Annual Meeting — Class II
      The following Class II Directors were elected at our 2004 Annual Meeting for terms ending in 2007:

Jerry Moyes, 61	Director Since 1984
      Jerry Moyes has served as the Chairman of the Board and Chief Executive Officer of Swift since 1984. Mr. Moyes joined Swift in 1966 as a Vice President and served in that capacity until 1984. Mr. Moyes was President of the Arizona Motor Transport Association from 1987 to 1988. Mr. Moyes has served as Chairman of Central Freight Lines, Inc., a publicly traded less-than truckload carrier, since 1997. Mr. Moyes also served from September 2000 until April 2002 as Chairman of the Board of Simon Transportation Services Inc., a publicly traded trucking company providing nationwide, predominantly temperature controlled transportation services for major shippers. Simon Transportation Services filed for protection under Chapter 11 of the United States Bankruptcy Code on February 25, 2002.

Alphonse E. Frei, 66	Director Since 1990
      Alphonse E. Frei has served as a director of Swift since May 1990. Mr. Frei has served as the Chief Operating Officer of Autom Company, a wholesale and retail distributor of religious products, since May 1999. Mr. Frei served in various capacities with America West Airlines, including Chief Financial Officer from 1983 to 1994 and as a director from 1986 to September 1993. Mr. Frei has also served in various executive capacities and/or as a consultant to a number of business organizations.

Jock Patton, 59	Director Since 2004
      Jock Patton has served as a director of Swift since March 2004. Mr. Patton currently serves as Chairman of the ING Funds Unified Board, which oversees mutual fund assets in excess of $35 billion. From 1999 to 2001, Mr. Patton was Chief Executive Officer and a director of Rainbow Multimedia Group, Inc., a producer of digital entertainment. From 1992 to 1997, Mr. Patton served as a director and President of StockVal, Inc., a registered investment advisor providing securities analysis software and proprietary data to mutual funds, major money managers and brokerage firms worldwide. From 1972 to 1992, Mr. Patton was a Partner in the law firm of Streich Lang where he founded and headed the Corporate/ Securities Practice Group. Mr. Patton currently serves on the Board of Directors of JDA Software Group, Inc. Mr. Patton received a B.A. Degree in Political Science and a law degree from the University of California.
Continuing Directors for Term Expiring at 2006 Annual Meeting — Class I
      The following Class I Directors were elected at our 2003 Annual Meeting for terms ending in 2006:

Earl H. Scudder, 62	Director Since 1993
      Earl H. Scudder has served as a director of Swift since May 1993. Mr. Scudder has been Chairman of Scudder Law Firm, P.C., L.L.O. in Lincoln, Nebraska since February 1990, and has engaged in the private practice of law since 1966. Mr. Scudder is a member of the Nebraska Investment Council, which has oversight of Nebraska State Funds and state employee retirement funds. Mr. Scudder served as a director of Heartland Express, Inc., a publicly traded trucking company, from 1986 until 1996. In addition, Mr. Scudder served from September 2000 until September 2001 as a director of Simon Transportation Services Inc., a publicly traded trucking company providing nationwide, predominantly temperature controlled transportation services for major shippers. Simon Transportation Services filed for protection under Chapter 11 of the United States Bankruptcy Code on February 25, 2002. He is a member of the Board of Directors of the Truckload Carriers Association.

David Goldman, 61	Director Since 2003
      David Goldman has served as a director of Swift since May 2003. Mr. Goldman retired as a Senior Partner of Deloitte & Touche LLP in June 2001 after serving 35 years with that Firm. During his career, Mr. Goldman specialized in serving SEC registrants, held the positions of Partner-in-Charge and Senior Technical Partner of the Arizona Audit Practice, and also served in the Firm’s Executive Office (New York), Los Angeles Office and certain other offices. Mr. Goldman, who currently operates a consulting company specializing in financial and investigative matters, was a Member of Council of the American Institute of CPAs and President of the Arizona Society of CPAs, among other executive and board positions. Mr. Goldman obtained a Bachelors Degree in Business Administration and a Masters of Accounting Degree from the University of Arizona.

Dale M. Jensen, 55	Director Since 2003
      Dale M. Jensen has served as a director of Swift since May 2003. Mr. Jensen attended the University of Nebraska and majored in business and computer science. Some of his past accomplishments include serving 20 years as Executive Vice President to Information Technology, a company that he co-founded and sold, and serving as the youngest Vice President of The National Bank of Commerce at the age of 23. His industrial knowledge and expertise has been developed through his investments in technology companies, professional sports, entertainment, oil and gas, land development, and restaurant development. He serves on the board of the Arizona Diamondbacks Major League baseball team, Stratford America Corp and was recently elected to the Rock and Roll Hall of Fame Museum Board of Directors. Dale has served on numerous charitable and civic boards. In addition, his most notable investments include the Arizona Diamondbacks Major League baseball team and Sands Hill Golf Club, which is located in Nebraska and voted Best Modern Golf Course in the World (referring to any golf course built since 1960).
Meetings of the Board of Directors and Its Committees
      Information concerning the Board of Directors and its three committees maintained by the Board of Directors is set forth below. The Board committees currently consist only of directors who are not employees of the Company and who are “independent” within the meaning of the Nasdaq listing standards.
     How Often did the Board Meet During Fiscal 2004?
      Regular meetings of our Board of Directors are generally held four times per year, and special meetings are scheduled when required. The Board met 10 times during fiscal 2004. During 2004, each director attended at least 75% of the total number of meetings of the Board and each committee on which he or she served during fiscal 2004. The Company strongly encourages all directors to attend the annual stockholders meeting. All of our directors attended last year’s annual meeting of the stockholders, except for Mr. Cunningham and Ms. Rasmussen, who were appointed to the Board in November 2004 and March 2005, respectively.
      Executive sessions of independent directors will be held at least four times a year through meetings of the Nominating/ Corporate Governance Committee (whose members comprise all of the independent directors of the Board), and any independent director can request that an additional executive session be scheduled. The presiding director for each of these sessions is Jock Patton, who was appointed as Swift’s Lead Director in November 2004.

     What Committees has the Board Established?
      The Board of Directors has three standing committees, the Audit Committee, the Nominating/ Corporate Governance Committee, and the Compensation Committee.

	Audit	Nominating/Corporate	Compensation
Name	Committee	Governance Committee	Committee

Karl Eller		X	X
Alphonse E. Frei	X	X	X
David Goldman	X	X
Dale M. Jensen		X	X
Paul M. Mecray, III	X	X
Jock Patton	X	X	X
Karen E. Rasmussen		X

Audit Committee	10 Meetings in Fiscal Year 2004
      The Audit Committee is responsible for reviewing the accounting principles, policies and practices followed by the Company in accounting for and reporting its financial results of operations, and for selecting and meeting with the Company’s independent auditors. The Committee, among other matters, reviews with management and the Company’s independent auditors the effectiveness of the accounting and financial controls of the Company, and reviews and discusses the Company’s audited financial statements with management and the independent auditors. The Audit Committee monitors related party transactions during the year in the ordinary conduct of its duties and reports any such matters to the Nominating/ Corporate Governance Committee as it deems appropriate. The Audit Committee also must pre-approve all services of the independent auditors, in accordance with the pre-approval policies discussed below under “Relationship With Independent Accountants — Pre-Approval Policy For Audit And Non Audit Fees” on page 26 of this Proxy Statement.
      The Audit Committee operates under a written Audit Committee Charter adopted by the Board, a copy of which was attached as an appendix to our 2004 Proxy Statement. Our Audit Committee is composed of outside directors who are not officers or employees of Swift or its subsidiaries. The Audit Committee presently consists of David Goldman (Chairman), Alphonse E. Frei, Paul M. Mecray, III and Jock Patton. The Board has determined that each of the current members of the Audit Committee is “independent” within the meaning of SEC regulations and Rule 4200(a)(15) of the Nasdaq listing standards (including the heightened independence requirements of audit committee members). In addition, David Goldman serves as the Audit Committee’s financial expert, as defined by the SEC regulations. The report of the Audit Committee is included herein on page 10 of this Proxy Statement.

Nominating/ Corporate Governance Committee	13 Meetings in Fiscal Year 2004
      The Nominating/ Corporate Governance Committee is responsible for developing and implementing policies and procedures relating to corporate governance. In addition, the Nominating/ Corporate Governance Committee identifies qualified individuals to become Board members, consistent with criteria approved by the Board, and makes recommendations to the Board regarding such candidates. The Committee also prepares and supervises the Board’s annual review of director independence and the Board’s self-evaluation and evaluation of the Board’s committees. The Nominating/ Corporate Governance Committee operates under a formal written charter, a copy of which was attached as an appendix to our 2004 Proxy Statement. The Nominating/ Corporate Governance Committee presently consists of Jock Patton (Chairman), Alphonse E. Frei, David Goldman, Karl Eller, Dale M. Jensen, Paul M. Mecray, III and Karen E. Rasmussen. The Board has determined that each of the current members of the Nominating/ Corporate Governance Committee is independent within the meaning of SEC regulations and Rule 4200(a)(15) of the Nasdaq listing standards.

Compensation Committee	One Meeting in Fiscal Year 2004
      The Compensation Committee is responsible for reviewing the compensation arrangements in effect for the Company’s executive officers, including the Chief Executive Officer, and for administering all of the Company’s incentive compensation and stock plans. The Compensation Committee operates under a formal written charter, a copy of which was attached as an appendix to our 2004 Proxy Statement. The Compensation Committee presently consists of Alphonse E. Frei (Chairman), Dale M. Jensen, Karl Eller and Jock Patton. The Board has determined that each of the current members of the Compensation Committee is independent within the meaning of SEC regulations and Rule 4200(a)(15) of the Nasdaq listing standards.
Communications With The Board
      Individuals may communicate with the Board of Directors by sending a communication to 2200 South 75th Avenue, Phoenix, Arizona 85043. Communications that are intended specifically for non-management directors should be sent to the address above to the attention of the Chairman of the Nominating/ Corporate Governance Committee.
Director Nomination Process
      Stockholder Nominees. The policy of the Nominating/ Corporate Governance Committee is to consider properly submitted stockholder nominations for candidates for membership on the Board of Directors as described below. In evaluating such nominations, the Nominating/Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership qualifications and criteria described below. Any stockholder nominations proposed for consideration by the Nominating/Corporate Governance Committee should include the nominee’s name and qualifications for Board membership and should be submitted to the Secretary of the Company at 2200 South 75th Avenue, Phoenix, Arizona 85043. The Secretary will forward all nominations to the Nominating/Corporate Governance Committee. In addition, the Company’s bylaws permit stockholders to nominate directors for consideration at an annual stockholder meeting. For a description of the process for submitting such nominations, and the deadline to propose actions for consideration at next year’s annual meeting, see “Stockholder Proposals And Nominations” on page 27 of this Proxy Statement.
      Director Qualifications. Prospective nominees should have the highest professional and personal ethics and values, as well as a broad experience at the policy-making level in business, government, education, technology or public interest. They should be committed to enhancing stockholder value and should have sufficient time to devote to carrying out their duties and to provide insight based upon experience, talent, skill and expertise appropriate for the Board. Each prospective nominee must be willing and able to represent the interests of the stockholders of the Company.
      Identifying and Evaluating Nominees for Directors. The Nominating/Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees to serve as directors. The Nominating/Corporate Governance Committee assesses the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of prospective nominees. In the event that vacancies are anticipated, or otherwise arise, the Nominating/Corporate Governance Committee will seek recommendations from current Board members, professional search firms, outside legal, accounting and other advisors, and stockholders in order to locate qualified nominees. In connection with this evaluation, the Nominating/Corporate Governance Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Nominating/Corporate Governance Committee will interview the prospective nominee. After completing its evaluation, the Nominating/Corporate Governance Committee will make a recommendation to the full Board of Directors as to the persons who should be nominated by the Board, and the Board will determine the nominees after considering the recommendations and reports of the Nominating/Corporate Governance Committee.
      SEC regulations now require that Swift disclose the source of nominees who were not previously elected by the stockholders (other than executive officer candidates). Ms. Rasmussen, who joined the Board in March 2005, was recommended to the Nominating/Corporate Governance Committee by Messrs. Moyes and

Cunningham and was interviewed by each member of the Nominating/Corporate Governance Committee prior to being nominated and elected to the Board.
Director Compensation

How are non-employee directors compensated?
      In February 2005, the Board of Directors approved a revision to the compensation program for non-employee directors based on a study by an independent compensation consulting firm. The study recommended no changes in director compensation other than the additional fee for the Chairman of the Nominating/Corporate Governance Committee discussed below and the adoption of the new director option plan discussed below and recommended for approval of the stockholders at the Annual Meeting. See “Approval Of The Swift Transportation, Inc. 2005 Non-Employee Director Stock Option Plan (Proposal No. 2)” on page 25 of this Proxy Statement.
      Non-employee directors will be paid an annual retainer of $20,000 for their service as directors and will receive $1,500 for attending each Board meeting and each committee meeting that was not held on the same date as a Board meeting. Non-employee directors will be paid $500 for telephonic Board or committee meetings attended. Non-employee directors will also be paid $1,000 for attending each committee meeting held on the same date as a Board meeting.
      The Chairman of the Nominating/Corporate Governance Committee will receive an additional fee of $25,000 for the period from January 1, 2005 through and until the date of the Annual Meeting, and $50,000 annually thereafter for such service. The Chairmen of the Audit and Compensation Committees will be paid an additional fee of $12,000 and $4,000 per year, respectively, for such service. Jock Patton received a one-time fee of $100,000 upon appointment as Swift’s Lead Director in November 2004 in recognition of his increased duties and responsibilities as both Lead Director and Chairman of the Nominating/Corporate Governance Committee.
      In addition to the cash remuneration above, it is anticipated that the Board will, prior to the date of the Annual Meeting, authorize option grants to some or all of the current non-employee directors with respect to no more than 25,000 shares of Common Stock, less the number of unvested shares underlying options previously granted under the prior plan (discussed below). Each individual who first becomes a non-employee director after the upcoming Annual Meeting will receive an option to purchase 25,000 shares of Common Stock as of the date they become a director. Thereafter, each group of non-employee directors will receive an option to purchase an additional 25,000 shares of Common Stock on each fifth anniversary of the date of the Annual Meeting (in the case of current non-employee directors) and the date of their original option grant under the new plan (in the case of current non-employee directors who first join the Board after the date of the Annual Meeting), if they remain a director as of each such date. These option grants will vest and become exercisable over four years beginning on the date of grant, permitting the holder to purchase shares at 100% of their fair market value on the date of grant. Unless earlier terminated, forfeited or surrendered pursuant to the plan, each option granted will expire on the sixth anniversary date of the grant.
      The Company currently maintains the Swift Transportation, Inc. Non-Employee Director Stock Option Plan, which terminated by its terms in 2004. However, previously issued grants under that expired plan will continue to be governed by the terms of such plan.
      Both employee and non-employee directors are reimbursed for reasonable travel and related expenses incurred in connection with their service on the Board and Board committees.
      Are employees of Swift Transportation paid additional compensation for service as a director?
      No. We do, however, reimburse them for travel and other related expenses.
Report Of The Nominating/ Corporate Governance Committee
      The Nominating/ Corporate Governance Committee was formed in March of 2004. All independent directors serve on the Committee. The Committee met on 13 occasions in 2004, in each instance without management or non-independent directors present. The Committee has focused on improving corporate governance polices and practices, including those relating to related party transactions. During the course of the year, the Committee recommended to the Board and the Board approved the following actions:

•	Elected a New Independent Director with Substantial Industry Experience. Karen E. Rasmussen was recently elected to the Board, increasing the number of independent directors on the Board to seven and augmenting the expertise of the Board with respect to industry matters. See “Information Concerning Directors, Nominees and Officers” above for biographical information regarding Ms. Rasmussen.

•	Enhanced the Management Team. In the fourth quarter of 2004, the Board appointed Robert Cunningham to the newly created position of President and Chief Operating Officer. Mr. Cunningham is a seasoned trucking executive who was instrumental in helping to build the Company in its initial years as a public company. Mr. Cunningham is scheduled to become the Company’s Chief Executive Officer by year end, while our founder, Jerry Moyes, will remain actively involved as Chairman of the Board. This orderly transition at year end will have the effect of separating the positions of Chairman and CEO. The Board also recently appointed a new Chief Financial Officer and a General Counsel to further enhance our senior management team.

•	Elected a Lead Director. The Board elected Jock Patton to the newly created position of Lead Director. He serves as the primary liaison between management and the independent directors.

•	Scrutinized and Reduced Related Party Transactions. In 2004, the Committee adopted and the Board approved stringent policies respecting related party transactions. See “Certain Transactions and Relationships” on page 23 of this Proxy Statement. These policies require Committee approval of all transactions with related parties and recognize, as a matter of principle, that related party transactions should be minimized or avoided absent sound business justification. For fiscal 2004, the dollar volume of both purchase and sale transactions with related parties was reduced by over 50% as compared to the dollar volumes of the prior year. In addition, several related party transactions were eliminated altogether and overall related party transaction volumes have decreased. The hiring of Mr. Cunningham had the effect of converting past and ongoing transactions between the Company and a firm owned by Mr. Cunningham into related party transactions involving Swift. Mr. Cunningham is in the process of selling that firm, and upon the sale, his related party transactions with Swift will cease. The Committee will continue to scrutinize related party transactions.

•	Enhancement of Internal Controls. We have strengthened a number of policies and procedures during the year, both in conjunction with the internal controls audit now required of public companies, and to enhance internal disciplines relating to securities trading by officers, directors and employees of the Company.
      The Nominating/Corporate Governance Committee is committed to continuous improvement in the Company’s corporate governance policies, practices and procedures, and believes that strong corporate governance is a fundamental ingredient to building stockholder value. The Committee will continue to provide the supervisory oversight that our stockholders expect while fully respecting the role of management.

Jock Patton, Chairman
Alphonse E. Frei
David Goldman
Karl Eller
Dale M. Jensen
Paul M. Mecray, III
Karen E. Rasmussen

Report Of The Audit Committee
      THE FOLLOWING REPORT OF THE AUDIT COMMITTEE DOES NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER FILING BY SWIFT UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT SWIFT SPECIFICALLY INCORPORATES THIS REPORT.
      The Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2004 with management and with the independent auditors. Specifically, the Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as amended, and SEC rules and regulations, which include, among other things:

•	methods used to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates, and the disclosures in the financial statements.
      The Audit Committee has received the written disclosures and the letter from our independent accountants, KPMG LLP, required by Independence Standards Board Standard No. 1, Independence Discussion with Audit Committees. Additionally, the Audit Committee has discussed with KPMG the issue of its independence as it relates to us.
      Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to Swift’s Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, and selected KPMG LLP as the independent auditor for fiscal year 2005. The Board is recommending that shareholders ratify that selection at the Annual Meeting.

David Goldman, Chairman
Alphonse E. Frei
Paul M. Mecray, III
Jock Patton

EXECUTIVE OFFICERS OF SWIFT
      The table below sets forth certain information concerning our executive officers.

Name	Age	Position

Jerry Moyes	61	Chief Executive Officer — Swift Transportation Co., Inc.
Robert W. Cunningham	50	President and Chief Operating Officer — Swift Transportation Co., Inc.
William F. Riley III	58	Senior Executive Vice President — Swift Transportation Co., Inc.
Glynis A. Bryan	46	Executive Vice President and Chief Financial Officer — Swift Transportation Co., Inc.
Samuel C. Cowley	45	Executive Vice President and General Counsel — Swift Transportation Co., Inc.
Kevin H. Jensen	50	Executive Vice President — Swift Transportation Co., Inc.
Mark A. Martin	43	Executive Vice President — Swift Transportation Co., Inc.
Rodney K. Sartor	50	Executive Vice President — Swift Transportation Co., Inc.
James W. Welch	61	Senior Vice President of Marketing — M.S. Carriers, Inc.
      Except for the employment agreements Swift entered into with Messrs. Cunningham, Cowley and Welch and Ms. Bryan, Swift does not have fixed term employment contracts with its executive officers. The terms of these employment agreements are summarized below under “Employment Agreements.”
      William F. Riley III has served as the Senior Executive Vice President of Swift since January 2000. Mr. Riley served as Swift’s interim Chief Financial Officer from November 2004 to April 2005, at which time Glynis A. Bryan was appointed Chief Financial Officer. Mr. Riley served as Swift’s Chief Financial Officer from March 1990, at which time he was named an Executive Vice President, to August 2002. Mr. Riley also has served as Secretary and as a director on the Swift Board since March 1990. In addition, Mr. Riley has acted as a Vice President of Swift Leasing Co., Inc. and Cooper Motor Lines since May 1986 and April 1988, respectively. Prior to joining Swift in February 1986, Mr. Riley was employed by Armour Food Co. from 1978 to January 1986, serving in various transportation and distributions assignments, principally as Manager of Business Planning of Armour Food Express, its truckload motor carrier.
      Glynis A. Bryan has served as an Executive Vice President and Chief Financial Officer of Swift since April 2005. Ms. Bryan served as the Chief Financial Officer of APL Logistics Services from 2001 to March 2005. From 1984 to 2000, Ms. Bryan held various positions at Ryder Capital Services. She served as a Senior Vice President for Ryder Capital Services in 2000 and as Senior Vice President/ Chief Financial Officer from 1998 to 2000. Ms. Bryan holds a B.A. in Psychology from York University and an M.S. in Finance from Florida International University.
      Samuel C. Cowley has served as Executive Vice President and General Counsel of Swift since April 2005. Prior to joining Swift, Mr. Cowley was a practicing attorney in the law firm of Snell & Wilmer L.L.P., Phoenix, Arizona since March 1990. Mr. Cowley’s practice has been concentrated in mergers and acquisitions, securities regulation including Sarbanes-Oxley Act compliance, and corporate finance. Previously he was associated with Reid & Priest, New York, New York. Mr. Cowley is a graduate of Cornell Law School, Ithaca, New York and of Brigham Young University, Provo, Utah with a B.A. in Economics. Mr. Cowley is admitted to practice law in the States of Arizona and New York.
      Kevin H. Jensen has served as an Executive Vice President of Swift since December 1994, and was named an executive officer of Swift in October 1996. Mr. Jensen joined Swift in December 1986 and served the Company in various capacities, including Director of Operations — Eastern Division and Vice President — Eastern Division, prior to his promotion to Executive Vice President in December 1994.
      Mark A. Martin has served as an Executive Vice President since February 2004. Prior to joining Swift, Mr. Martin was President of USF Glen Moore from January 2001 until February 2004. Prior to joining USF

Glen Moore, Mr. Martin was the Executive Vice President of Marketing and Operations for Werner Enterprises Inc. from May 1989 until January 2001.
      Rodney K. Sartor has served as an Executive Vice President since May 1990 and a director of Swift from May 1990 to September 2002. Mr. Sartor joined Swift in May 1979. He served as Director of Operations from May 1982 until August 1988 and as a Regional Vice President from August 1988 until May 1990.
      James W. Welch has served as the Senior Vice President of Marketing of M.S. Carriers since May 1989. Mr. Welch joined M.S. Carriers as a Vice President of Sales in 1982 and served in that capacity until his promotion to Senior Vice President of Marketing in May 1989.
      For biographical information regarding Messrs. Moyes and Cunningham, see “Information Concerning Directors, Nominees and Officers” above.
EXECUTIVE COMPENSATION
Summary Compensation Table
      The table below sets forth information concerning the annual and long-term compensation for services rendered in all capacities to Swift during the three fiscal years ended December 31, 2004, of those persons who were, at December 31, 2004, (i) our Chief Executive Officer and (ii) our five other most highly compensated executive officers (collectively, the “Named Executive Officers”).

						Long-term compensation

	Annual compensation					Awards		Payouts

							Securities
						Restricted	Underlying		All Other
Name and				Other Annual		Stock	Options/	LTIP	Compensation
Principal Position	Year	Salary($)	Bonus($)	Compensation($)		Award(s)($)	SARS	Payouts($)	($)(3)

JERRY MOYES	2004	$675,000	$300,000				50,000		$9,830
Chairman of the Board of	2003	$675,000	$300,000				—		$6,300
Directors and Chief Executive	2002	$675,000	$300,000				1,000,000		$6,300
Officer
WILLIAM F. RILEY III	2004	$328,188	$220,000				25,000		$20,811
Senior Executive	2003	$325,000	$233,654				25,000		$15,390
Vice President	2002	$255,769	$212,500				—		$15,741
RODNEY K. SARTOR	2004	$282,746	$85,000				20,000		$14,097
Executive Vice President	2003	$258,461	$91,539				10,000		$10,425
	2002	$200,000	$150,000				—		$11,334
KEVIN H. JENSEN	2004	$201,962	$144,000				10,000		$11,072
Executive Vice President	2003	$200,000	$150,000	$425,875	(1)		—		$7,400
	2002	$200,000	$150,000				—		$8,300
JAMES W. WELCH	2004	$200,000	$150,000				—		$11,932
Senior Vice President of	2003	$200,000	$150,000				—		$7,400
Marketing of M.S. Carriers,	2002	$200,000	$150,000				110,000		$8,300
Inc. subsidiary
GARY R. ENZOR	2004	$237,388	$110,000				60,000		$1,614
Former Executive Vice	2003	$275,000	$110,000				20,000		$7,400
President and Chief	2002	$100,481	$360,000				100,000		$—
Financial Officer(2)

(1)	“Other Annual Compensation” for Mr. Jensen in 2003 includes relocation expenses and related income taxes.

(2)	Mr. Enzor joined Swift on August 5, 2002. The 2002 bonus amount includes a signing bonus of $250,000. Mr. Enzor terminated from Swift on November 3, 2004.

(3)	“All Other Compensation” for each of the Named Executive Officers includes Swift’s contributions in the amount of $8,500 for 2004 ($6,400 for Mr. Moyes), $7,400 for 2003 ($6,300 for Mr. Moyes) and $8,300 for 2002 ($6,300 for Mr. Moyes), pursuant to the Swift Transportation Co., Inc. Retirement Plan, a 401(k) profit sharing plan, except for Mr. Enzor who was not eligible for the plan in 2004. “All Other

Compensation” for Messrs. Riley and Sartor during each of the identified periods also includes Swift payments of term life and disability insurance premiums on behalf of Messer’s Riley and Sartor. The amount of such insurance premiums paid on behalf of Mr. Riley during 2004, 2003 and 2002 was $9,060, $7,990 and $7,441, respectively. The amount of such insurance premiums paid on behalf of Mr. Sartor during 2004, 2003 and 2002 was $3,025, $3,025 and $3,034, respectively. The balance of compensation included in “All Other Compensation” for each of the Named Executive Officers in 2004 represents Swift payments of disability insurance premiums (under a separate disability plan from the plan for which premiums were paid on behalf of Messer’s Riley and Sartor as discussed above) on behalf of the Named Executive Officers. The amount of such insurance premiums paid was $3,430 on behalf of Mr. Moyes, $3,251 for Mr. Riley, $2,572 for Mr. Sartor, $2,572 for Mr. Jensen, $3,432 for Mr. Welch and $1,614 for Mr. Enzor. In addition to the amounts in the Summary Compensation Table above, Swift made contingent deposits of $608,864 in each of 2004, 2003 and 2002 to an investment account on behalf of Mr. Riley pursuant to a Nonqualified Deferred Compensation Agreement.

Options/ SAR Grants In Last Fiscal Year

							Potential Realizable Value
							At Assumed Annual Rates of
							Stock Price Appreciation
	Individual Grants						For Option Term

			Percent of		Market
	Number of		Total		Price At
	Securities		Options/SARs	Exercise	Dates
	Underlying		Granted To	Or Base	Of
	Option/SARs		Employees In	Price	Grant	Expiration
Name	Granted(#)		Fiscal Year	($/Sh)	($/Sh)	Date	0%($)	5%($)	10%($)

Jerry Moyes	50,000	(1)	2.0%	$17.65	$17.65	4/5/2014	$0	$555,000	$1,406,500
Chairman of the Board of Directors and Chief Executive Officer
William F. Riley III	25,000	(1)	1.0%	$17.65	$17.65	4/5/2014	$0	$277,500	$703,200
Senior Executive Vice President
Rodney K. Sartor	20,000	(1)	0.8%	$17.65	$17.65	4/5/2014	$0	$222,000	$562,600
Executive Vice President
Kevin H. Jensen	10,000	(1)	0.4%	$17.65	$17.65	4/5/2014	$0	$111,000	$281,300
Executive Vice President
James W. Welch	—		—	—	—	—	—	—	—
Senior Vice President of Marketing of M.S. Carriers, Inc. subsidiary
Gary R. Enzor	60,000	(1)	2.4%	$17.65	$17.65	4/5/2014	$0	$666,000	$1,687,800
Former Executive Vice President and Chief Financial Officer

(1)	One-fifth of options are exercisable on the first anniversary of grant and one-fifth on each successive year.

Aggregated Option/ SAR Exercises In Last Fiscal Year And Fiscal Year-End Option/ SAR Values
      The table below sets forth information with respect to the exercise of stock options during the fiscal year ended December 31, 2004, by the Named Executive Officers. The number of options and the option exercise price reflect:

•	a 3-for-2 stock split treated as a dividend, effected on March 12, 1998, of one share of Common Stock for every two shares of Common Stock outstanding; and

•	a 3-for-2 stock split treated as a dividend, effected on April 10, 1999, of one share of Common Stock for every two shares of Common Stock outstanding.

			Number of		Value of Unexercised
	Shares		Unexercised Options		In-the-Money Options at
	Acquired on	Value	at Fiscal Year End(#)		Fiscal Year End($)
	Exercise	Realized
Name	(#)(1)	($)(2)	Exercisable	Unexercisable	Exercisable(3)	Unexercisable(3)

Jerry Moyes	—	—	—	1,050,000	—	$4,884,000
Chairman of the Board of Directors and Chief Executive Officer(4)
William F. Riley III	—	—	5,000	45,000	$14,691	$154,512
Senior Executive Vice President(5)
Rodney K. Sartor	16,667	$183,611	17,867	95,466	$176,470	$794,212
Executive Vice President(6)
Kevin H. Jensen	76,667	$914,749	49,667	157,666	$547,836	$1,651,692
Executive Vice President(7)
James W. Welch	—	—	195,000	103,000	$1,380,684	$596,195
Senior Vice President of Marketing of M.S. Carriers, Inc. subsidiary(8)
Gary R. Enzor	—	—	—	22,000	$—	$165,660
Former Executive Vice President and Chief Financial Officer(9)

(1)	Represents shares of Common Stock acquired by Mr. Jensen pursuant to exercise of options under Swift’s 1990 Stock Option Plan (60,000 shares) and under Swift’s 1999 Stock Option Plan (16,667 shares), and Mr. Sartor pursuant to exercise of options under Swift’s 1999 Stock Option Plan. The exercise prices for such shares for Mr. Jensen were $4.86 for 9,000 shares, $10.01 for 18,000 shares, $10.02 for 15,000 shares, $10.39 for 18,000 shares and $11.10 for 16,667 shares. The exercise price for such shares for Mr. Sartor was $11.10.

(2)	Based on $21.67 and $22.12, the respective sales prices of Swift Common Stock on February 12, 2004 for Mr. Jensen and February 17, 2004 for Mr. Sartor.

(3)	Based on the $21.48 closing price of Swift Common Stock on December 31, 2004.

(4)	In June 2002, Mr. Moyes was granted options to purchase 1,000,000 shares at $16.79 per share. One-third of the shares underlying such options first become exercisable in June 2005. Thereafter, one-third of the options become exercisable in each successive year. These options will terminate in June 2012. Mr. Moyes was granted options to purchase 50,000 shares at $17.65 on April 5, 2004. One-fifth of the options become exercisable on April 5, 2005. Thereafter, one-fifth of the options become exercisable in each successive year. These options will terminate in April 2014.

(5)	In August 2003, Mr. Riley was granted options to purchase 25,000 shares at $18.54 per share. One-fifth of the shares underlying such options first become exercisable in August 2004. Thereafter, one-fifth of the options become exercisable in each successive year. These options will terminate in August 2013. In April 2004, Mr. Riley was granted options to purchase 25,000 shares at $17.65. One-fifth of the options become exercisable on April 5, 2005. Thereafter, one-fifth of the options become exercisable in each successive year. These options will terminate in April 2014.

(6)	In 2000, Mr. Sartor was granted options to purchase 100,000 shares at $11.10 per share. Beginning June 2003, 50,000 options begin vesting at a rate of one-third per year. The remaining 50,000 options begin vesting in June 2005 at a rate of one-fifth per year. These options will terminate in June 2010. Mr. Sartor exercised 16,667 of these options in 2004. In August 2003, Mr. Sartor was granted options to purchase 10,000 shares at $18.54 per share. One-ninth of the shares underlying such options first become exercisable in August 2004. Thereafter, one-ninth of the options become exercisable in each successive year. These options will terminate in August 2013. In April 2004, Mr. Sartor was granted options to purchase 20,000 shares at $17.65. One-fifth of the options become exercisable on April 5, 2005. Thereafter, one-fifth of the options become exercisable in each successive year. These options will terminate in April 2014.

(7)	Mr. Jensen was granted options in 1994, 1997, and 1998 covering 45,000, 90,000, and 75,000 shares of Swift’s Common Stock, respectively. The exercise price for each of Mr. Jensen’s options is $4.87, $10.01 (as to 45,000 shares subject to options granted in 1997) and $10.39 (as to 45,000 shares subject to options granted in 1997), and $10.02, respectively. One-fifth of each such option grant becomes exercisable on the fifth anniversary of the grant and one-fifth of each such grant becomes exercisable in each successive year thereafter. In 2004, Mr. Jensen exercised the remaining 9,000 shares of the 1994 grant, 36,000 shares of the 1997 grant and 15,000 shares of the 1998 grant. In 2000, Mr. Jensen was granted options to purchase 100,000 shares at $11.10 per share. Beginning June 2003, 50,000 options began vesting at a rate of one-third per year. The remaining 50,000 options begin vesting in June 2005 at a rate of one-fifth per year. Mr. Jensen exercised 16,667 of these options in 2004. In April 2004, Mr. Jensen was granted options to purchase 10,000 shares at $17.65. One-fifth of the options become exercisable on April 5, 2005. Thereafter, one-fifth of the options become exercisable in each successive year. All of Mr. Jensen’s options terminate on the ten-year anniversary of the date of grant.

(8)	Mr. Welch was granted options in 1996 and 1997 covering 34,000 shares in each year of Swift’s Common Stock. The exercise price of these options is $10.59 and $12.90, respectively. These options became exercisable on June 29, 2001. In June 2001, Mr. Welch was granted an additional 120,000 options of Swift’s Common Stock at $16.37 per share. Beginning June 2002, these options began vesting at a rate of one-fifth per year. In October 2002, Mr. Welch was granted 110,000 options of Swift’s Common Stock at $15.10 per share. Beginning June 2003, these options began vesting at a rate of one-fourth per year.

(9)	Mr. Enzor was granted options in 2002, 2003 and 2004 covering 100,000, 20,000 and 60,000 shares of Swift’s Common Stock, respectively. The exercise price for each of Mr. Enzor’s options is $13.95, $19.28 and $17.65, respectively. One-third of 50,000 options granted in 2002 are exercisable on the third anniversary of grant and one-third on each successive year. For the remaining 50,000 options granted in 2002, one-fifth were exercisable on the fifth anniversary of grant and one-fifth on each successive year. One-fifth of the options granted in 2003 and 2004 were exercisable on the first anniversary of grant and one-fifth on each successive year. Upon Mr. Enzor’s termination, all options expired except for 22,000 of the options granted in 2002, which become exercisable on November 4, 2005 and expire on February 1, 2006.

Equity Compensation Plan Information As Of December 31, 2004
      The following table summarizes, as of December 31, 2004, information about compensation plans under which equity securities of the Company are authorized for issuance.
      This table does not include the additional shares that would be reserved for issuance under the Swift Transportation, Inc. 2005 Non-Employee Director Stock Option Plan if stockholders approve the proposal to adopt the Director Plan, which is described under “Approval Of The Swift Transportation, Inc. 2005 Non-Employee Director Stock Option Plan (Proposal No. 2)” on page 25 of this Proxy Statement.

	Number of securities	Weighted-average	Number of securities
	to be issued	exercise price of	remaining available
	upon exercise of	outstanding	for future issuance
	outstanding options,	options, warrants	under equity
Plan category	warrants and rights	and rights	compensation plans

Equity compensation plans approved by security holders	8,942,348	$15.57	9,095,802	(1)
Equity compensation plans not approved by security holders	—	—	—
Total	8,942,348	$15.57	9,095,802

(1)	Of these shares, 3,704,746 remain available for purchase under the 1994 Employee Stock Purchase Plan.
Employment Agreements
      In connection with his appointment as President and Chief Operating Officer, Robert W. Cunningham entered into an employment agreement with the Company effective November 3, 2004. The employment agreement is for a term of five years and provides for an annual salary of $400,000 (which will be increased to $800,000 upon the sale of his existing Freightliner business) and the grant of an option to acquire 500,000 shares of Swift’s Common Stock. The employment agreement stipulates that Mr. Cunningham will be appointed as Chief Executive Officer on or prior to December 31, 2005.
      In addition, the employment agreement provides that if Mr. Cunningham is discharged without “cause” or resigns with “good reason” (as defined in the employment agreement) he will receive severance payments equal to his then current salary for a period of twenty-four months or, if greater, the remaining term of his employment, as well as immediate acceleration of all his stock options.
      On March 28, 2005, the Company announced the hiring of Glynis A. Bryan as its Executive Vice President and Chief Financial Officer and Samuel C. Cowley as its Executive Vice President and General Counsel. Pursuant to their respective offer letters, Ms. Bryan and Mr. Cowley will each receive an annual salary of $325,000, a sign-on bonus of $100,000 and stock options to acquire 100,000 shares of Swift common stock.
      In addition, Ms. Bryan’s and Mr. Cowley’s respective offer letters provide that if he or she is discharged without “cause” he or she will receive severance payments equal to his or her then current salary for a period of eighteen months.
      In connection with our merger with M.S. Carriers, Inc. in June 2001, we entered into an employment agreement with James W. Welch. The employment agreement for Mr. Welch provides for a five-year term, commencing June 29, 2001, an annual base salary of $200,000, and a minimum annual bonus of $150,000. Until termination of employment, Swift will keep in force existing split dollar life insurance policies on the life of Mr. Welch and provide him with an additional $1 million term life insurance policy. The premiums on the split dollar life insurance policies are currently being paid out of the cash surrender value of such policies. In addition, Mr. Welch is entitled to participate in employee benefit plans of Swift that generally apply to comparable employees of Swift.
      In the event that Swift sells all or substantially all of its assets, or merges with or into another corporation, stock options outstanding are required to be assumed or equivalent options are required to be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless Swift’s Board of Directors determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the option holder shall have the right to exercise his or her option, including shares as to which such option would not otherwise be exercisable. If the Board makes options fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board must notify the option holder that the option is fully exercisable for a period of thirty (30) days from the date of such notice (but not later than the expiration of the term of the option) and the option will terminate upon the expiration of such period.
      Swift has a deferred compensation agreement with Mr. Riley, the contribution to which is described in footnote 3 to the Summary Compensation Table above.
Compensation Committee Report On Executive Compensation
      THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE DOES NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER FILING BY SWIFT UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT SWIFT SPECIFICALLY INCORPORATES THIS REPORT.
      The Compensation Committee has furnished the following report on executive compensation for fiscal 2004.
      Swift’s General Philosophy on Executive Compensation. Swift’s compensation program for executive officers consists of three key elements:

•	a base salary;

•	a performance-based annual bonus; and

•	long-term incentives in the form of stock option grants.
Certain executives also participate in various other benefit plans, including medical plans and a 401(k) plan, which are generally available to all employees of Swift Transportation.
      The Compensation Committee believes that this three-part approach best serves the interests of Swift and its stockholders. As described more fully below, each element of Swift’s executive compensation program has a somewhat different purpose.
      The three-part approach enables Swift to meet the requirements of the competitive environment in which it operates, while ensuring that executive officers are compensated in a way that advances both the short- and long-term interests of the stockholders. Under this approach, compensation for these officers is ultimately based upon:

•	the Compensation Committee’s assessment of the executive officers’ performance;

•	the continuing demand for superior executive talent;

•	Swift’s overall performance both individually as a company and as compared to its peers; and

•	Swift’s future objectives and challenges.
      Swift’s philosophy is to pay base salaries to executives that reward these executives for ongoing performance throughout the year and that enable Swift to attract, motivate and retain highly qualified executives. The annual bonus program is designed to reward executives for performance and is based primarily on Swift’s financial results. The Compensation Committee’s discretion in determining the annual bonus of James Welch is somewhat limited in that the employment agreement Swift has entered into with this executive provides for a minimum annual bonus. Stock option grants give executives an opportunity to obtain equity in Swift. Stock options result in minimal or no rewards if Swift’s stock price does not appreciate but provide substantial rewards to executives if Swift’s stock price appreciates. Stock options also provide an incentive for outstanding performance in the long term. The Compensation Committee believes that this mix of short and long-term compensation components provides a balanced approach that enables Swift to attract and retain experienced executives, rewards such executives for their individual and collective contribution to the profitability of Swift, and ensures that the incentives of Swift’s executives are aligned with the best interests of its stockholders.

      The Compensation Committee’s recommendations concerning the specific fiscal 2004 compensation elements for individual executive officers, including the Chief Executive Officer, were made within this broad framework and in light of each executive officer’s level of responsibility, performance, current salary and prior-year bonus and other compensation awards. As noted below, the Compensation Committee’s specific decisions involving fiscal 2004 executive officer compensation were ultimately based upon the Committee’s judgment regarding the individual executive officer’s performance, potential future contributions, and whether each payment or award would provide an appropriate reward and incentive for such officer to sustain and enhance Swift’s long-term performance. A more detailed breakdown of the Compensation Committee’s decisions with respect to each of the three key elements of Swift’s executive compensation program follows.
      Base Salary. In setting base salaries of senior management for 2004, including the salary of Jerry Moyes, Swift’s Chief Executive Officer, the Compensation Committee reviewed and considered:

•	compensation information disclosed by similar publicly held truckload motor carriers (all of which carriers are included in the Nasdaq Trucking and Transportation Stocks Index);

•	the financial performance of Swift, as well as the role and contribution of the particular executive with respect to such performance; and

•	nonfinancial performance related to the individual executive’s contributions.
      The Compensation Committee believes that the annual salaries of Swift’s Chief Executive Officer, Senior Executive Vice President and its Executive Vice Presidents are at or slightly below median level salaries of executives performing in similar positions at other publicly held truckload motor carriers of comparable size. However, the Committee believes that, when the base salary and annual bonus for Swift’s executives are aggregated, its compensation package is competitive with those provided to similarly situated executives in the truckload motor carrier industry. The Committee has taken particular note of management’s success in growing Swift in terms of revenue.
      Annual Bonuses. The Compensation Committee annually considers the award of bonus compensation to executive officers as additional compensation based upon individual and Company financial performance. Company financial performance is measured by review of a variety of factors, including earnings per share, operating ratios, revenue growth, and size and performance relative to similarly situated trucking industry competitors. The Compensation Committee evaluates individual performance based upon contribution to financial performance goals and review of other qualitative and quantitative factors. Accordingly, in years in which Swift’s performance goals are exceeded, bonus compensation will tend to be higher. The Compensation Committee believes that this policy properly motivates the executive officers to perform to the greatest extent of their abilities to generate the highest attainable profits for Swift and to achieve increased stockholder value. As noted above, the employment agreement Swift entered into with James Welch in connection with the M.S. Carriers merger provides for a minimum annual bonus. In addition, the Committee administers the Swift 2004 Executive Management Incentive Plan.
      Stock Options. Swift believes that it is important for executives to have an equity stake in Swift in order to encourage them to focus on long-term prospects. Toward this end, Swift makes option grants to its executive officers from time to time pursuant to the Plan. In making option grants to Swift’s executive officers, the Compensation Committee evaluates the individual officer’s past and expected future contributions to Swift’s achievement of its long-term performance goals.
      Compensation of Swift’s Chief Executive Officer. The members of the Compensation Committee evaluate the Chief Executive Officer’s performance and make recommendations regarding the level of his compensation to the Board of Directors. Due primarily to his significant contributions to Swift and the Company’s dependence on his services, Mr. Moyes’ base salary is set significantly above the base salaries for the other executive officers. The Committee believes that Mr. Moyes’ total compensation is appropriate compared to the total compensation paid to CEOs of comparable publicly held truckload motor carriers, especially in light of Swift’s operating results and the increase in stockholder value over time.

Alphonse E. Frei, Chairman
Dale M. Jensen
Karl Eller
Jock Patton
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
      In fiscal 2004, the Compensation Committee consisted of Alphonse E. Frei (Chairman), Dale M. Jensen, Karl Eller and Jock Patton. None of the members of the Compensation Committee is or has been an employee of the Company. There were no interlocking relationships between the Company and other entities that might affect the determination of the compensation of the Company’s executive officers.

STOCK PRICE PERFORMANCE GRAPH
COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
SWIFT TRANSPORTATION CORPORATION, THE NASDAQ STOCK INDEX
AND THE NASDAQ TRUCKING AND TRANSPORTATION STOCKS INDEX
      The graph below compares cumulative total return of the Company, the Nasdaq Stock Market (U.S.) Index and the Nasdaq Trucking and Transportation Stocks Index from December 31, 1999 to December 31, 2004. The graph assumes that $100 was invested on December 31, 1999, and any dividends were reinvested.

	12/31/99	12/29/00	12/31/01	12/31/02	12/31/03	12/31/04

Swift Transportation	100	112.414	122.043	113.577	119.262	121.872
NASDAQ Stock Market (US)	100	60.308	47.837	33.073	49.449	53.813
Trucking & Transportation Index	100	90.893	107.470	109.399	156.674	200.808

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of our Common Stock, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to us, or written representations that no Forms 5 were required, we believe that during our preceding fiscal year all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with, except that Messrs. Eller, Patton and Mecray did not timely file a Form 3 and Messrs. Attwood, Jensen and Moyes did not timely file a Form 4. All transactions were reported on subsequent filings.
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
      The following table sets forth, as of March 31, 2005, the number and percentage of outstanding shares of Common Stock beneficially owned by each person known by us to beneficially own more than 5% of such stock, by each director and Named Executive Officer of Swift and by all directors and executive officers of Swift as a group.

	Shares Beneficially
Name and Address of Beneficial Owner(1)	Owned		Percent Owned

Jerry Moyes	19,395,064	(2)	26.88%
Robert W. Cunningham	—		*
William F. Riley III	427,572	(3)	*
Kevin H. Jensen	66,181	(4)	*
Rodney K. Sartor	29,157	(5)	*
James W. Welch	198,311	(6)	*
Gary R. Enzor	11,960		*
Karl Eller	2,000	(7)	*
Alphonse E. Frei	8,875		*
David Goldman	4,000	(8)	*
Dale M. Jensen	3,000	(8)	*
Paul M. Mecray, III	22,250	(7)	*
Jock Patton	3,000	(7)	*
Karen E. Rasmussen	—		—
Earl H. Scudder	51,900	(9)	*
Ronald G. Moyes	9,018,353	(2)	12.50%
PEA Capital LLC	6,668,100		9.24%
Barclays Global Investors	4,873,252		6.76%
Mellon Financial Corporation	4,767,851		6.61%
All Directors and Named Executive Officers as a group (15 persons)	20,223,270		27.91%

*	Represents less than 1% of the Company’s outstanding Common Stock.

(1)	The address of each officer, director and Ronald G. Moyes is 2200 South 75th Avenue, Phoenix, Arizona 85043. The address of PEA Capital LLC is 1345 Avenue of the Americas, 49th Floor, New York, New York 10105. The address of Barclays Global Investors is 45 Fremont Street, San Francisco, California 94105. The address of Mellon Financial Corporation is One Mellon Center, Pittsburgh, Pennsylvania 15258. The address of Information with respect to PEA Capital LLC, Barclays Global Investors and

Mellon Financial Corporation is based upon statements on Schedule 13G filed by such entity with the Securities and Exchange Commission.

(2)	The shares beneficially owned by Jerry Moyes are held by him, as follows: (i) 18,851,814 shares are held as a co-trustee of the Jerry and Vickie Moyes Family Trust, (ii) 33,750 shares are held by VJM Investments, LLC, a limited liability company in which Mr. Moyes has controlling interest, (iii) 492,500 shares are held by SME Industries, Inc. of which Jerry Moyes is the majority shareholder, (iv) 7,000 shares are held in Jerry Moyes’ individual retirement account, and (v) options to purchase 10,000 shares exercisable within 60 days. The shares shown for Jerry Moyes do not include the 9,018,353 shares held by (i) the Moyes Children’s Limited Partnership, the sole general partner of which is Ronald Moyes, who has sole investment and voting power over the limited partnership and (ii) seven irrevocable trusts for the benefit of six children of Jerry and Vickie Moyes and by an irrevocable trust for the benefit of Jerry and Vickie Moyes and six of their children, the sole trustee of each of which is Ronald Moyes, who has sole investment and voting power over the shares held by the trusts. The shares shown for Jerry Moyes also do not include 360,000 shares held by an irrevocable trust for the children of Jerry and Vickie Moyes, the sole trustee of which is Gerald F. Ehrlich, who has sole investment and voting power. Of the shares held by the Jerry and Vickie Moyes Family Trust and the Moyes Children’s Limited Partnership, 18,740,814 and 8,995,832 shares, respectively, have been pledged to secure loans with lending institutions.

(3)	Excludes 2,700 shares held by Mr. Riley’s spouse. Includes options to purchase 10,000 shares exercisable within 60 days.

(4)	Includes options to purchase 60,667 shares exercisable within 60 days.

(5)	Includes options to purchase 21,867 shares exercisable within 60 days.

(6)	Includes options to purchase 195,000 shares exercisable within 60 days.

(7)	Includes options to purchase 2,000 shares exercisable within 60 days.

(8)	Includes options to purchase 3,000 shares exercisable within 60 days.

(9)	Includes options to purchase 6,000 shares exercisable within 60 days and 8,700 shares held by Mr. Scudder’s spouse.

CERTAIN TRANSACTIONS AND RELATIONSHIPS
      In November 2004, Swift hired Robert W. Cunningham as its President and Chief Operating Officer and disclosed at that time that Mr. Cunningham is the owner of Cunningham Commercial Vehicles, a Freightliner dealership. Swift purchased tractors, parts and services from Cunningham Commercial Vehicles totaling $25 million in 2004. Purchases since Mr. Cunningham’s appointment total $957,000. At December 31, 2004, Swift owed $347,000 for these purchases. Gross commissions earned in 2004 subsequent to Mr. Cunningham’s appointment totaled $213,443. Mr. Cunningham has found a buyer for, and is in the process of completing the sale of, his business to eliminate any future related party transactions. In addition to Cunningham Commercial Vehicles, Mr. Cunningham owns Nexuse Manufacturing, from whom Swift purchased a truck repair facility (and accompanying parts and equipment) in July 2004 prior to Mr. Cunningham’s appointment as President and Chief Operating Officer of Swift. The facility was purchased for $800,000 and the parts and equipment purchase totaled $10,825. There were no subsequent transactions with Nexuse and none are anticipated in the future.
      Swift obtains drivers for the owner-operator portion of its fleet by entering into contractual arrangements either with individual owner-operators or with fleet operators. Fleet operators maintain a fleet of tractors and directly negotiate with a pool of owner-operators and employees whose services the fleet operator then offers to Swift. One of the largest fleet operators with whom Swift does business is Interstate Equipment Leasing, Inc. (“IEL”), a corporation wholly-owned by Jerry Moyes, Swift’s Chief Executive Officer. Swift pays the same or comparable rate per mile for purchased transportation services to IEL that it pays to independent owner-operators and other fleet operators. During 2004, Swift paid $13.1 million to IEL for purchased transportation services. Swift owed $536,000 for these purchased transportation services at December 31, 2004.

      Swift also purchases new tractors and sells them to IEL at a mark-up over Swift’s cost. Both the purchase price of the tractors and Swift’s margin are prepaid by IEL before Swift acquires the tractors. IEL then leases the tractors to its pool of owner-operators and employees, including owner-operators that haul loads for Swift. Swift believes this arrangement allows it to obtain ready access to IEL’s pool of owner-operators while avoiding the carrying and overhead costs associated with owning the tractors and leasing them to owner-operators. In 2004, Swift acquired new tractors and sold them to IEL for $17.2 million and recognized fee income of $618,000.
      In addition, Swift sells used tractors to IEL. During 2004, Swift sold used revenue equipment totaling $89,500 and recognized a gain of $41,000. At December 31, 2004, nothing was owed to Swift for this equipment. Swift also provides drivers and trainees to IEL to operate IEL trucks on Swift loads if there is no Swift equipment available. In 2004, Swift received $2.7 million from IEL for wages and benefits of drivers and trainees provided to IEL for this purpose. At December 31, 2004, Swift was owed $198,000 for these services. Swift paid IEL $104,000 during 2004 for various other services (including driver security deposits transferred from MS Carriers to IEL upon drivers obtaining new leases).
      Swift Aviation Services, Inc. and Swift Air, Inc., corporations wholly-owned by Mr. Moyes, provide air transportation services to Swift. These services totaled $395,000 for the year ended December 31, 2004. Swift owed nothing for these services at December 31, 2004.
      Swift provides transportation, repair, facilities leases and other services to several trucking companies affiliated with Mr. Moyes as follows:
      Two trucking companies affiliated with Mr. Moyes hire Swift for truckload hauls for their customers: Central Freight Lines, Inc. (Central Freight), a publicly traded less-than truckload carrier and Central Refrigerated Service, Inc. (Central Refrigerated), a privately held refrigerated truckload carrier. Mr. Moyes owns an approximately 40% interest in Central Freight and serves as its Chairman. Mr. Moyes is the principal stockholder of Central Refrigerated. Swift also provides repair, facilities leases and other truck stop services to Central Freight and Central Refrigerated. Swift recognized $14.8 million in operating revenue in 2004 for these services to Central Freight and Central Refrigerated. At December 31, 2004, $1 million was owed to Swift for these services.
      Swift provides freight services for two additional companies affiliated with Mr. Moyes — SME Industries and Aloe Splash with total operating revenues of $336,000 recognized for year ended December 31, 2004. At December 31, 2004, $115,000 was owed to Swift for these services.
      The rates that Swift charges each of these companies for transportation services, in the case of truckload hauls, are market rates comparable to what it charges its regular customers, thus providing Swift with an additional source of operating revenue at its normal freight rates. The rates charged for repair and other truck stop services is comparable to what Swift charges its owner operators, which is at a mark up over Swift’s cost. In addition, Swift leases facilities from Central Freight and paid $422,000 to the carrier for facilities rented in 2004.
      The Company purchased $284,000 of refrigeration units and parts in 2004 from Thermo King West, a Thermo King dealership owned by William F. Riley III, an executive officer of Swift. Thermo King Corporation, a unit of Ingersoll-Rand Company limited, requires that all purchases of refrigeration units be made through one of its dealers. Thermo King West is the exclusive dealer in the southwest. Pricing terms are negotiated directly with Thermo King Corporation, with additional discounts negotiated between Swift and Thermo King West once pricing terms are fixed with Thermo King Corporation. Thermo King Corporation is one of only two companies that supplies refrigeration units that are suitable for Swift’s needs.
      Swift obtains legal services from Scudder Law Firm. Earl H. Scudder, a director of Swift, is a member of Scudder Law Firm. The rates charged to Swift for legal services reflect market rates charged by unrelated law firms for comparable services.
      Swift made a one-time purchase of 300 tow booms from Southwest Stair, a steel fabricator and subsidiary of SME Industries in the amount of $699,000. The tow booms were required for delivery of new Volvo tractors. Bids were obtained from 2 other unrelated parties, however, only Southwest Stair could meet the time-frame commitment required by Swift for timely delivery of the tractors.
      Swift believes that the terms of the foregoing transactions were as favorable to Swift as those that would have been available from an independent third party. All of the foregoing arrangements were approved by the independent members of the Board of Directors. For additional information, see “Report of the Nominating/ Corporate Governance Committee” on page 9 of this Proxy Statement.
APPROVAL OF THE SWIFT TRANSPORTATION, INC.
2005 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN (PROPOSAL NO. 2)
      The Company’s Board of Directors has approved and recommends that the stockholders approve the adoption of the Swift Transportation, Inc. 2005 Non-Employee Director Stock Option Plan (the “Director Plan”) for non-employee directors of the Company. The Director Plan sets forth the automatic grants of nonqualified stock options to all non-employee directors of the Company. Currently, the Company’s Board of directors is composed of eight non-employee directors. The total number of shares of Common Stock available for awards under the Director Plan is 750,000. The closing price for the Common Stock on April 12, 2005, as reported on the Nasdaq National Market, was $23.02 per share.
      The Company currently maintains the Swift Transportation, Inc. Non-Employee Director Stock Option Plan (“Prior Plan”), which terminated by its terms in 2004. However, previously issued grants under that expired plan will continue to be governed by the terms of such plan.
      The Board believes that adoption of the Director Plan will promote the success and enhance the value of the Company by (i) strengthening the Company’s ability to attract and retain the services of experienced and knowledgeable persons as non-employee directors of the Company, (ii) rewarding directors for their contributions to the Company’s positive growth, and (iii) linking the personal interest of non-employee directors to those of the Company’s shareholders. The Director Plan, if approved by shareholders, has an effective date of May 26, 2005.
      The Director Plan will be administered by the Board or a committee appointed by the Board. If the Board appoints a committee, the committee will consist of at least two directors, each of whom qualifies as a non-employee director under Rule 16b-3 of the Securities Exchange Act of 1934 (the “Committee”). Subject to the specific provisions in the Director Plan, the Committee has the exclusive authority to administer the Director Plan, including the power to determine eligibility to receive awards, the types and number of shares of Common Stock subject to the awards, the price and timing of awards and the acceleration or waiver of any vesting restriction.
      The Director Plan permits the Committee, from time to time, to make discretionary grants to any current or future non-employee directors of the Board. In addition, the Director Plan provides for the automatic grant of options to each individual who first becomes a non-employee director after the 2005 Annual Meeting. Such non-employee directors will be granted an option to purchase 25,000 shares of Common Stock as of the day they become a non-employee director and an additional option to purchase 25,000 shares of Common Stock on each fifth anniversary of that date, if they remain a director as of each such date. The following summary of the Director Plan is qualified in its entirety by reference to the Director Plan, a copy of which is included at the end of this Proxy Statement as Appendix A.

Description of Available Awards
      Stock Options. It is anticipated that, subject to stockholder approval of the Director Plan, the Committee will, prior to the date of the 2005 Annual Meeting, authorize option grants to some or all of the current non-employee directors with respect to no more than 25,000 shares of Common Stock, less the number of previously granted shares under the Prior Plan not yet vested as of the 2005 Annual Meeting. Each individual who first becomes a non-employee director after the 2005 Annual Meeting will receive an option to purchase 25,000 shares of Common Stock as of the date they become a director. Thereafter, each group of non-employee directors will receive an option to purchase an additional 25,000 shares of Common Stock on each fifth anniversary of the date of the 2005 Annual Meeting (in the case of current non-employee directors) and the date of their original option grant under the Director Plan (in the case of current non-employee directors who first join the Board after the date of the 2005 Annual Meeting), if they remain a director as of each such date.
      These option grants are subject to a vesting schedule whereby 20% of the stock subject to the options is vested as of the date of grant and the remaining shares will vest in 20% increments over the succeeding four years. The exercise price for each option grant must be equal to the fair market value of the per share price of the Company’s Common Stock on the date of grant.
      If a director granted options under the Director Plan ceases to be a director for any reason the director will forfeit his or her unvested options. The vested but unexercised options will be exercisable for 30 days after ceasing to be a director for any reason other than death or disability, in which case the options will be exercisable for 12 months after ceasing to be a director.
      The grant of an option to a non-employee director under the Director Plan will not produce any taxable income to the director, and the Company will not be entitled to a deduction at that time. On the date the option is exercised, the director will recognize ordinary income equal to the difference between the fair market value of the Common Stock on the date of exercise and the exercise price. The Company is entitled to a corresponding deduction in the same amount and in the same year in which the director recognizes income.
RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS
      The principal independent public accounting firm utilized by Swift during the fiscal year ended December 31, 2004 was KPMG LLP, independent certified public accountants. It is presently contemplated that KPMG LLP will be retained as the principal accounting firm to be utilized by Swift during the current fiscal year. A representative of KPMG LLP will attend the Annual Meeting for the purpose of responding to appropriate questions and will be afforded an opportunity to make a statement if KPMG LLP so desires.
Principal Accountant Fees and Services
      Audit Fees. The aggregate fees billed to Swift by KPMG LLP for each of the last two fiscal years for professional services rendered for the audit of Swift’s annual financial statements for fiscal year 2004 and the reviews of the financial statements included in Swift’s Forms 10-Q were $895,000 and $450,000 for fiscal years 2004 and 2003, respectively.
      Audit-Related Fees. The aggregate fees billed to Swift by KPMG LLP in each of the last two fiscal years for assurance and related services that are reasonably related to the performance of the audit or review of financial statements and are not reported in the preceding paragraph were $169,258 and $146,302 for fiscal years 2004 and 2003, respectively.
      Tax Fees. The aggregate fees billed to Swift by KPMG LLP in each of the last two fiscal years for professional services rendered for tax compliance, tax advice, and tax planning were $154,321 and $18,000 for fiscal years 2004 and 2003, respectively.
      All Other Fees. The aggregate fees billed to Swift by KPMG LLP in each of the last two fiscal years for products and services provided, other than the services reported in the preceding three paragraphs, were $0 for fiscal years 2004 and 2003.
Pre-Approval Policy For Audit And Non Audit Fees
      Pursuant to the Audit Committee Charter adopted in November 2003, the Audit Committee adopted a pre-approval policy (the “Policy”) governing the approval of all audit and non audit services performed by the independent auditor in order to insure that the performance of such services do not impair the auditor’s independence. The Audit Committee had previously been operating under an informal policy with respect to approval of all audit and non audit services in 2003. According to the Policy, the Audit Committee will annually review and pre-approve the services and fees that may be provided by the independent auditor during the following year, including the services and fees related to the annual audit, the services that are audit related, preparation of tax returns and tax related compliance services and all other services that have the general pre-approval of the Audit Committee. The term of any general pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period.
      Any service to be provided by the independent auditor that has not received general pre-approval under the Policy is required to be submitted to the Audit Committee for approval prior to the commencement of a substantial portion of the engagement. Any proposed service exceeding pre-approved cost levels is also required to be submitted to the Audit Committee for specific approval.
      The Audit Committee will revise the list of general pre-approved services from time to time based on subsequent determinations. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.
      During fiscal 2004, the Audit Committee approved 100% of the audit-related fees, tax fees and all other fees described above under “Principal Accountant Fees And Services.” After consideration, the Audit Committee has concluded that the provision of non audit services by KPMG LLP to Swift is compatible with maintaining the independence of KPMG LLP.
RATIFICATION OF INDEPENDENT AUDITOR (PROPOSAL NO. 3)
      The Audit Committee has selected KPMG LLP as the Company’s independent auditor for the current fiscal year, and the Board is asking shareholders to ratify that selection. Although current law, rules, and regulations, as well as the charter of the Audit Committee, require the Company’s independent auditor to be engaged, retained, and supervised by the Audit Committee, the Board considers the selection of the independent auditor to be an important matter of shareholder concern and is submitting the selection of KPMG LLP for ratification by shareholders as a matter of good corporate practice.
      The affirmative vote of holders of a majority of the shares of Common Stock represented at the meeting is required to approve the ratification of the selection of KPMG LLP as the Company’s independent auditor for the current fiscal year.
      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE RATIFICATION OF THE INDEPENDENT AUDITOR.
STOCKHOLDER PROPOSALS AND NOMINATIONS
      Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, stockholder proposals for the 2006 Annual Meeting must be received at the principal executive offices of Swift by December 23, 2005 to be considered for inclusion in our proxy materials relating to such meeting.
      If you wish to nominate directors for election at the 2006 Annual Meeting of Stockholders or to submit a proposal that is not intended to be included in our proxy materials relating to such meeting, our Bylaws require that:

•	You notify the Corporate Secretary in writing no later than January 26, 2006, which is 120 days prior to the anniversary date of the 2005 Annual Meeting;

•	Your notice to the Corporate Secretary contains the specific information set forth in our Bylaws; and

•	You be a stockholder of record at the time you deliver your notice to the Corporate Secretary and be entitled to vote at the meeting of stockholders to which such notice relates.
      A nomination or other proposal will be disregarded if it does not comply with the above procedure and any additional requirements set forth in our Bylaws. Please note that these requirements are separate from the SEC’s requirements to have your proposal included in our proxy materials.

      All proposals and nominations should be sent to Swift Transportation Co., Inc., 2200 South 75th Avenue, Phoenix, Arizona 85043, Attention: Corporate Secretary.
OTHER MATTERS
      As of the date of this proxy statement, the Board of Directors does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to Swift will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

Swift Transportation Co., Inc.

/s/ Jerry Moyes

Jerry Moyes
Chairman of the Board and
Chief Executive Officer
April 15, 2005

APPENDIX A
SWIFT TRANSPORTATION CO., INC.
2005 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
      1. Purposes Of The Plan. The purposes of this Swift Transportation Co., Inc. 2005 Non-Employee Directors Stock Option Plan are to attract and retain the best available individuals to serve as non-employee members of the Board of Directors of the Company, to reward such directors for their contributions to the profitable growth of the Company, and to maximize the identity of interest between such directors and stockholders generally.
      2. Definitions. As used herein, the following definitions shall apply:

(a) “Board” shall mean the Board of Directors of the Company.

(b) “Committee” means the committee appointed by the Board to administer the Plan under Section 4. Unless otherwise determined by the Board, the Committee will consist of those Board members who qualify as “Non-Employee Directors,” as such term is defined in Rule 16b-3(b)(3) promulgated by the Securities and Exchange Commission, or any successor provision.

(c) “Company” shall mean Swift Transportation Co., Inc., a Nevada corporation.

(d) “Fair Market Value” shall mean, as of any given date, the fair market value of Stock on a particular date determined by such methods or procedures as may be established from time to time by the Board. Unless otherwise determined by the Board, the Fair Market Value of Stock as of any date shall be the closing price for the Stock as reported on NASDAQ (or on any national securities exchange on which the Stock is then listed) for that date or, if no such prices are reported for that date, the closing price on the next preceding date for which such price is reported.

(e) “Option” shall mean a right to purchase Stock, granted pursuant to the Plan.

(f) “Optionee” shall mean a non-employee director of the Company who has been granted an Option.

(g) “Plan” shall mean this Swift Transportation Co., Inc. 2005 Non-Employee Directors Stock Option Plan.

(h) “Share” shall mean a share of the Stock.

(i) “Stock” shall mean the common stock of the Company described in the Articles of Incorporation of the Company, as amended.

(j) “Stock Option Agreement” shall mean the written agreement evidencing the grant of an Option, in substantially the form of Annex I hereto unless otherwise determined by the Committee.
      3. Common Stock Subject To The Plan. Subject to increases and adjustments pursuant to Section 9 of the Plan, the number of Shares reserved and available for distribution under the Plan shall be 750,000. If an Option shall expire or become unexercisable for any reason without having been exercised in full, the unexercised Shares covered by the Option shall, unless the Plan shall have terminated, be available for future grants of Options.
      4. Administration By The Committee. The Committee has the full power, discretion, and authority to interpret and administer the Plan in a manner that is consistent with the Plan’s provisions.

(a) Authority Of The Committee. Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

(i) Designate Participants to receive Awards;

(ii) Determine the type or types of Awards to be granted to each Participant;

(iii) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(iv) Determine the terms and conditions of any Award granted under the Plan including, but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

(v) Amend, modify, or terminate any outstanding Award, with the Participant’s consent, unless the Committee has the authority to amend, modify, or terminate an Award without the Participant’s consent under any other provision of the Plan or the relevant Award Agreement.

(vi) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(vii) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(viii) Decide all other matters that must be determined in connection with an Award;

(ix) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(x) Interpret the terms of, and any matter arising under, the Plan or any Award Agreement; and

(xi) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan.

(b) Decisions Binding. The Committee’s determinations and decisions under the Plan, and all related orders or resolutions of the Board will be final, conclusive, and binding on all persons, including the Company, its shareholders, employees, Participants, and their estates and beneficiaries.
      5. Option Grants.

(a) Discretionary Grants. Subject to the limitation on the number of shares that may be awarded under this Plan, the Committee may, from time to time, select from among all eligible non-employee Directors, those to whom discretionary awards of Stock are given and will determine the amount of each Award. No individual will have any right to a discretionary award of Stock under this Plan.

(b) New Non-Employee Director Grants. Any individual who first becomes a non-employee director following the adjournment of the 2005 Annual Meeting shall be granted an Option to purchase 25,000 Shares as of the date the individual becomes a non-employee director; and

(c) 5-Year Anniversary Grants. Each individual who was a non-employee director immediately following the adjournment of the 2005 Annual Meeting of the Company’s Stockholders (“2005 Annual Meeting”), shall be granted an Option to purchase 25,000 Shares on each five-year anniversary of the 2005 Annual Meeting, provided the non-employee director continues to serve on the Board as of each such fifth-year anniversary date. In addition, each non-employee director who receives an Option grant under (b) above, shall be granted an Option to purchase 25,000 Shares on each 5-year anniversary of such date, provided the non-employee director continues to serve on the Board as of each such fifth-year anniversary date;

(d) Vesting. Unless otherwise determined by the Committee in connection with a Discretionary Grant under 4(a) above, each Option granted pursuant to this Section 4 shall become vested and exercisable in accordance with the following schedule:

Vested Percentage of Option	Date of Vesting

20%	Date of Grant
40%	First Anniversary of Date of Grant
60%	Second Anniversary of Date of Grant
80%	Third Anniversary of Date of Grant
100%	Fourth Anniversary of Date of Grant

(e) Exercise Price. The purchase price of Shares subject to an Option shall be 100% of the Fair Market Value on the date of grant.
      6. Effective Date and Termination. This Plan shall be effective upon the date approved by the Board, subject to the approval of the Company’s Stockholders at its 2005 Annual Meeting. No Option may be granted after the expiration of 10 years from the effective date of the Plan; provided, however, that the Plan and all outstanding Options shall remain in effect until such Options shall have been exercised, shall have expired or shall otherwise be terminated.
      7. Term; Exercise; Rights As A Stockholder.

(a) Unless otherwise determined by the Committee in connection with a Discretionary Grant under 4(a) above, the term of each Option shall be six (6) years from the date of grant thereof. All of the Shares subject to the Option will become vested and exercisable as described in Section 4(d). The vested portion of an Option may be exercised in whole or in part at any time during the term of the Option. No fractional Shares will be issued upon exercise of the Option and, if the exercise results in a fractional interest, an amount will be paid in cash equal to the value of such fractional interest based on the Fair Market Value of the Shares on the date of exercise.

(b) An Option shall be deemed to be exercised upon receipt by the Company from the Optionee of written notice of such exercise. Such notice shall be accompanied by full payment for the Shares subject to such exercise.

(c) Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares subject to the Option, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of the stock certificate issued except as provided in Section 9 of the Plan.
      8. Payment. The exercise price shall be paid:

(a) In United States dollars in cash or by check, bank draft, or money order payable to the order of the Company;

(b) Subject to the approval of the Board, by delivery of Shares with an aggregate Fair Market Value equal to the exercise price provided that such Shares have been held by the Optionee for at least six months prior to the date of delivery;

(c) By any means of a broker-assisted cashless exercise arrangement as permitted by the Board; or

(d) By any combination of (a), (b), or (c) above.
      The Board shall determine acceptable methods for tendering Stock as payment upon exercise of an Option and may impose such limitations and prohibitions on the use of Stock to exercise an Option as it deems appropriate.

      9. Transferability Of Options. Except as otherwise provided by the Board, an Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution. Except as permitted herein, an Option may be exercised, during the lifetime of the Optionee, only by the Optionee or by his guardian or legal representative.
      In the event of the Optionee’s death, his Option shall be exercisable, prior to the expiration of the Option, by the person or persons to whom his accrued and vested rights pass by will or by the laws of descent and distribution.
      10. Adjustments Upon Changes In Capitalization Or Merger. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Option, and the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, consolidation, subdivision, stock dividend, combination or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made, with respect to the number or price of Shares subject to an Option.
      In the event of the proposed dissolution or liquidation of the Company, all Options will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each holder the right to exercise the Option as to all or any part thereof. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Option shall be assumed or an equivalent Option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the holder shall have the right to exercise the Option as to all of the Shares. If the Board makes an Option exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the holder that the Option shall be fully exercisable for a period of 30 days from the date of such notice (but not later than the expiration of the term of the Option), and the Option will terminate upon the expiration of such period.
      11. Amendment And Termination Of The Plan. The Board, at any time and from time to time, may terminate, amend or modify the Plan; provided, however, that to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required. Any amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.
      12. Conditions Upon Issuance Of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or market system upon which the Shares may be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
      As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required or advisable.

      Inability of the Company to obtain authority from a regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary or advisable to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
      13. Termination of Option.

(a) Termination As A Director. If an Optionee ceases to be a director, unless such cessation occurs due to death or disability, then the Option shall terminate on the date thirty days after the date the Optionee ceases to be a director (but not later than the expiration of the term of the Option).

(b) Disability. Unless otherwise provided in the Stock Option Agreement, in the event an Optionee is unable to continue to be a member of the Board as a result of his permanent and total disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended), he may exercise the Option at any time within twelve (12) months following the date he ceased to be a director, but only to the extent he was entitled to exercise it on the date he ceased to be a director and not later than the expiration of the term of the Option. To the extent that he was not entitled to exercise the Option on the date he ceased to be a director, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

(c) Death. Unless otherwise provided in the Stock Option Agreement, if an Optionee dies during the term of the Option, the Option may be exercised at any time within twelve (12) months following the date of death, but only to the extent that an Optionee was entitled to exercise the Option on the date of death and not later than the expiration of the term of the Option. To the extent that decedent was not entitled to exercise the Option on the date of death, or if the Optionee’s estate, or person who acquired the right to exercise the Option by bequest or inheritance, does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.
      14. Option Agreement. Options shall be evidenced by Stock Option Agreements in such form as the Board shall approve.
      15. Miscellaneous Provisions.

(a) Plan Expense. Any expenses of administering this Plan shall be borne by the Company.

(b) Construction Of Plan. The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined by the Board in accordance with the laws of the State of Nevada.

(c) Taxes. The Company shall be entitled if necessary or desirable to pay or withhold the amount of any tax attributable to the delivery of Shares under the Plan after giving the person entitled to receive such Shares notice as far in advance as practical, and the Company may defer making delivery of such Shares if any such tax may be pending unless and until indemnified to its satisfaction.

(d) Gender. For purposes of this Plan, words used in the masculine gender shall include the female and neuter, and the singular shall include the plural and vice versa, as appropriate.

ANNEX I
SWIFT TRANSPORTATION CO., INC.
NON-EMPLOYEE DIRECTORS STOCK OPTION AGREEMENT
      BY THIS DIRECTORS STOCK OPTION AGREEMENT (the “Agreement”), SWIFT TRANSPORTATION CO., INC., a Nevada corporation (the “Company”), and the undersigned, a non-employee director of the Company (the “Optionee”), desire to establish the terms and conditions upon which the Company is willing to grant the Optionee, and upon which the Optionee is willing to accept from the Company, an Option to purchase shares of Common Stock from the Company, pursuant to the terms and conditions of the Company’s Non-Employee Directors Stock Option Plan (the “Plan”). The Company and the Optionee hereby agree as follows:
      1. The Plan. All the terms, conditions and definitions of the Plan are hereby incorporated by reference into this Agreement, as if fully set forth herein.
      2. Terms of Grant.

(a) Exercise Price: $

(b) Number of Shares Subject to Option: 25,000 Shares of Common Stock

(c) Grant Date: May ,
      DATED:                     ,          .

SWIFT TRANSPORTATION CO., INC.,
a Nevada corporation

By

Its

OPTIONEE

(Signature)

(Print Name)

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

SWIFT TRANSPORTATION CO., INC.

     The undersigned hereby appoints Jerry Moyes and Glynis A. Bryan, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Swift Transportation Co., Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held May 26, 2005 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲Detach here from proxy voting card.▲

You can now access your Swift Transportation Co., Inc. account online.

Access your Swift Transportation Co., Inc. shareholder/stockholder account online via Investor ServiceDirect ® (ISD).

Mellon Investor Services LLC, Transfer Agent for Swift Transportation Co., Inc., now makes it easy and convenient to get current information on your shareholder account.

•	View account status
•	View certificate history
•	View book-entry information

•	View payment history for dividends
•	Make address changes
•	Obtain a duplicate 1099 tax form
•	Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

The Board of Director recommends			WITHHELD
a vote FOR Items 1, 2, and 3.		FOR	FOR ALL
1.	ITEM 1—ELECTION OF DIRECTORS Nominees:	☐	☐
01 Karl Eller
02 Paul M. Mecray, III
03 Karen E. Rasmussen
04 Robert W. Cunningham

Withheld for the nominees you list below:
(Write that nominee’s name in the space provided below.)

		FOR	AGAINST	ABSTAIN
ITEM 2–	APPROVAL OF ADOPTION OF 2005 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN	☐	☐	☐
ITEM 3–	RATIFICATION OF SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT AUDITOR FOR FISCAL YEAR 2005	☐	☐	☐

WILL
ATTEND
If you plan to attend the Annual Meeting, please mark the WILL ATTEND box	☐

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

Dated:	, 2003

Signature

Signature if held jointly

By checking the box to the right, I consent to future delivery of annual reports, proxy statements, prospectuses and other materials and shareholder communications electronically via the Internet at a webpage which will be disclosed to me. I understand that the Company may no longer distribute printed materials to me from any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company’s transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility.

Signature	Signature	Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▲Detach here from proxy voting card▲

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM EST the day prior to annual meeting day.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet
http://www.proxyvoting.com/swft

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

Telephone
1-866-540-5760

Use any touch tone telephone to vote your proxy. Have your proxy card in hand when you call.

OR

Mail
Mark sign and date
your proxy card
and
return it in the
enclosed postage-paid
envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement
on the internet at: http://www.swifttrans.com

PROXY
SWIFT TRANSPORTATION CO., INC.
Annual Meeting of Stockholders — May 26, 2005
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

     The undersigned hereby appoints Jerry Moyes and Glynis A. Bryan, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Swift Transportation Co., Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held May 26, 2005 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲Detach here from proxy voting card.▲

You can now access your Swift Transportation Co., Inc. account online.

Access your Swift Transportation Co., Inc. shareholder/stockholder account online via Investor ServiceDirect ® (ISD).

Mellon Investor Services LLC, Transfer Agent for Swift Transportation Co., Inc., now makes it easy and convenient to get current information on your shareholder account.

•	View account status
•	View certificate history
•	View book-entry information

•	View payment history for dividends
•	Make address changes
•	Obtain a duplicate 1099 tax form
•	Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

The Board of Director recommends			WITHHELD
a vote FOR Items 1, 2, and 3.		FOR	FOR ALL
1.	Election of Directors Nominees:	☐	☐
01 Karl Eller
02 Paul M. Mecray, III
03 Karen E. Rasmussen
04 Robert W. Cunningham

Withheld for the nominees you list below:
(Write that nominee’s name in the space provided below.)

		FOR	AGAINST	ABSTAIN
ITEM 2–	APPROVAL OF ADOPTION OF 2005 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN	☐	☐	☐
ITEM 3–	RATIFICATION OF SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT AUDITOR FOR FISCAL YEAR 2005	☐	☐	☐

I PLAN TO ATTEND THE MEETING	☐

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

Dated:	, 2003

Signature

Signature if held jointly

By checking the box to the right, I consent to future delivery of annual reports, proxy statements, prospectuses and other materials and shareholder communications electronically via the Internet at a webpage which will be disclosed to me. I understand that the Company may no longer distribute printed materials to me from any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company’s transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility.

Signature	Signature	Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▲Detach here from proxy voting card▲

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM EST the day prior to annual meeting day.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet
http://www.proxyvoting.com/xxx

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

Telephone
1-866-540-5760

Use any touch tone telephone to vote your proxy. Have your proxy card in hand when you call.

OR

Mail
Mark sign and date
your proxy card
and
return it in the
enclosed postage-paid
envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement
on the internet at: http://www.swifttrans.com